EXHIBIT 23.2


                  Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 and the related prospectus) pertaining to the TakeCare Savings and Retirement Plan of FHP International Corporation of our report dated April 22, 1994, with respect to the financial statements and schedules of the TakeCare Savings and Retirement Plan (the "Plan") included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                               /s/ Ernst & Young LLP

September 16, 1994
San Francisco, California